EXHIBIT 4.16
                                                                EXECUTION COPY

                              VITRO, S.A. DE C.V.

                               U.S.$225,000,000
                            11.750% Notes Due 2013

                              Purchase Agreement

                                                              October 15, 2003



Citigroup Global Markets Inc.
Credit Suisse First Boston, LLC
As Representatives of the Initial Purchasers
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          Vitro, S.A. de C.V., a corporation organized under the laws of Mexico (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom Citigroup Global Markets Inc. and Credit Suisse First Boston, LLC (the "Representatives") are acting as representatives, U.S.$225,000,000 principal amount of its 11.750% Senior Notes Due 2013 (the "Securities"). The Securities are to be issued under an indenture (the "Indenture"), to be dated as of the Closing Date, between the Company and Wachovia Bank, National Association, as trustee (the "Trustee"). The Securities will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date, between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the Exchange Securities (as defined below) under the Act (as defined below) subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than the Representatives, the term Representatives as used herein shall mean the Representatives in their capacity as the Initial Purchasers. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in
Section 23 hereof.

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the terms and circumstances set forth therein, (i) a registration statement under the Act relating to the Company's 11.750% Notes in a like aggregate principal amount as issued by the Company under the Indenture, identical in all material respects to the Securities and registered under the Act (the "Exchange Securities"), to be offered in exchange for the Securities (such offer to exchange being referred to as the "Exchange Offer") or (ii) in certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act relating to the resale by certain holders of the Securities and to use its reasonable best efforts to cause such registration statements to be


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declared effective and its best efforts to cause such registration statements to remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated September 29, 2003 (as amended or supplemented at the date thereof, including any and all exhibits thereto, and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated October 15, 2003 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

          1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

          (b) None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

          (c) None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf (other than the


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Initial Purchasers, as to which the Company makes no representation) has complied with the offering restrictions requirement of Regulation S.

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (e) The Company is a "foreign issuer" (as defined in Regulation S).

          (f) The Company has been advised by the NASD's PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

          (g) No registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum.

          (h) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

          (i) The Company is not and does not expect to become a "passive foreign investment company" as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (j) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (k) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

          (l) None of the Company, its Affiliates or any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or of the Securities to or by the Initial Purchasers.

          (m) It is not necessary, in connection with the offer and issuance of the Securities in the Exchange Offer in the manner contemplated by the Final Memorandum and this Agreement to qualify the Indenture under the Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, as amended, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

          (n) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation and, where applicable, is in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in

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the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

          (p) The statements in the Final Memorandum under the headings "Certain Income Tax Considerations", "Description of the Notes", "Business - Legal or Arbitration Proceedings", and "Business - Environmental Matters" fairly summarize the matters therein described.

          (q) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Registration Rights Agreement has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Representatives, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity), provided that no representation is made with respect to Section 6 thereof.

          (r) On the Closing Date, the Exchange Securities will have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Exchange Offer and the Indenture, the Exchange Securities will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

          (s) The Company has all requisite corporate power and authority, and has taken all requisite corporate or other actions necessary to execute, deliver and perform its obligations under this Agreement, the Indenture and the Securities. No consent, approval, authorization,

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filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture or in the Registration Rights Agreement, except such as may be required under (i) the blue sky laws of any jurisdiction in which the Securities are offered and sold, (ii) in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act, and (iii) the rules of the Special Section of the National Securities Registry (Registro Nacional de Valores) of the National Securities and Banking Commission (Comision Nacional Bancaria y de Valores).

          (t) None of the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the estatutos sociales or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

          (u) The audited consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in Mexico applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Historical Consolidated Financial Information" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included or incorporated by reference therein.

          (v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (w) Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum, or such as do not

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materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

          (x) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its estatutos sociales or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than violations and defaults with respect to clauses (ii) and (iii) which individually and in the aggregate are not material to the Company and its subsidiaries, taken as a whole, or to the holders of the Securities.

          (y) Deloitte & Touche, who have certified certain financial statements of the Company and its consolidated subsidiaries (other than Empresas Comegua S.A., its direct and indirect subsidiaries and Vitro Flex, S.A. de C.V.) and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act.

          (z) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company to the Initial Purchasers of the Securities, other than any paid by the Company.

          (aa) Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (bb) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

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          (cc) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (dd) No subsidiary of the Company is currently prohibited or otherwise restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, from paying any fees or other amounts in account for services or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (ee) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, other than such licenses, certificates, permits or other authorization the failure of which to possess would not have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (ff) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Mexico and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (gg) The Company has no reason to believe that the statistical and market-related data included in the Final Memorandum are based on or derived from sources that are not reliable and accurate in all material respects.

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          (hh) The Company and its subsidiaries are (i) in compliance with any and all applicable Mexican and foreign state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except, in the case of clauses (i) through (iii), where such non-compliance with Environmental Laws, permits, licenses or other approvals, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (ii) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (jj) The subsidiaries listed on Annex A attached hereto are the only "significant subsidiaries" of the Company (as defined in Rule l-02 of Regulation S-X under the Act).

          (kk) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          (ll) The Company and its subsidiaries possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology,

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know-how and other intellectual property (collectively, the "Intellectual
Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Final Memorandum to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not have a Material Adverse Effect. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any of the Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim. There is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

          (mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (nn) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, comply, within the periods prescribed therein, with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (oo) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.556% of the principal amount thereof, plus accrued interest,

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if any, from October 15, 2003 to the Closing Date, the principal amount of
Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on October 22, 2003, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of the Depository Trust Company unless the Representatives shall otherwise instruct.

          4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

               (i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons, (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

                    (A) to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Act) or

                    (B)  in accordance with Rule 903 of Regulation S;

               (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

               (iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

               (iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

               (v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation
          S) with

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          respect to the distribution of the Securities, except with its
          Affiliates or with the prior written consent of the Company;

               (vi) it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;

               (vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or
          (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S."

               (viii) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

               (ix) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company;

               (x) it is an "accredited investor" (as defined in Rule 501(a) of Regulation D); and

               (xi) it understands that (other than as set forth in Registration Rights Agreement) no action has been or will be taken by the Company that would permit a public offering or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

          5. Agreements. The Company agrees with each Initial Purchaser that:

          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

          (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without, prior to such amendment or supplement, furnishing to the Representatives a copy of such proposed amendment or supplement for review, and the Company will not distribute any such proposed amendment or supplement to which the Representatives reasonably object provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

          (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate (including Japan, the Netherlands and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities that constitute "restricted securities" under Rule 144 of the Act that have been acquired by any of them.

          (f) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (g) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) The Company will not for a period of 180 days following the Execution Time, without the prior written consent of Citigroup, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any dollar-denominated, long-term debt securities issued or guaranteed by the Company in the international capital markets (other than the Securities).

          (l) Neither the Company nor any of its Affiliates, or its or their officers, directors or controlling persons will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities to or by the Initial Purchasers.

          (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the Exchange Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and the Exchange Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities and the Exchange Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Exchange Securities; (vii) any registration or qualification of the Securities and the Exchange Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company Representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. The Company agrees to reimburse, upon request, the Representatives, on behalf of the Initial Purchasers, for all their reasonable and documented out-of-pocket expenses incurred in connection with the sale of the Securities provided for herein (including, without limitation, fees, disbursements and expenses of legal advisors for the Initial Purchasers.)

          (n) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

          (o) The Company will comply with all applicable securities and other laws, rules and regulations, within the period prescribed therein, including, without limitation, the Sarbanes Oxley Act, and use its reasonable best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

          (p) The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchases of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

          (q) The Company will apply the aggregate net proceeds from the offering of the Securities in the manner specified in the Final Memorandum under the heading "Use of Proceeds".

          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder required to be performed at or prior to the Closing Date and to the following additional conditions:

          (a) The Company shall have requested and caused Francisco Romero Ramos, Esq., the Company's in-house counsel, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in substantially the form as set forth in Exhibit A-1 and Exhibit A-2 hereto.

          (b) The Company shall have requested and caused Cravath, Swaine & Moore LLP, the Company's U.S. counsel, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in substantially the form as set forth in Exhibit B-1 and Exhibit B-2 hereto.

          (c) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton and Haynes & Boone, S.C., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chairman of the Board, the Chief Executive Officer or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (e) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Final Memorandum and reported on by them comply as to form with the applicable accounting requirements of Regulation S-X;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established under Statement on Auditing Standards No. 100 of the unaudited interim financial information for the six-month periods ended June 30, 2002 and 2003, and as at June 30, 2002 and 2003 carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committees of the Company and the subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2002, nothing came to their attention which caused them to believe that:

                    (A) any unaudited financial statements included or incorporated by reference in the Final Memorandum are not in conformity with generally accepted accounting principles in Mexico applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Final Memorandum; or

                    (B) with respect to the period subsequent to June 30, 2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term or short-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or changes in the working capital of the Company and its subsidiaries as compared with the amounts shown on the June 30, 2003 consolidated balance sheet included or incorporated by reference in the Final Memorandum, or for the period from July 1, 2003 to such specified date there were any decreases, as compared with the corresponding period in the previous years in revenues, operating income or income before income taxes or in total of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter or set forth in the Final Memorandum, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                    (C) the information included under the headings "Selected Historical Financial Information" and "Ratio of Earnings to Fixed Charges" is not in conformity with the disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Summary" and "Selected Historical Financial Information" and the information included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Final Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          The Company shall have received from Deloitte & Touche (and furnished to the Representatives) a report with respect to a review of unaudited interim financial information of the Company in accordance with Statement on Auditing Standards No. 100.

          All references in this Section 6(e) to the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto) but at or prior to the Closing Date, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e)(ii)(B) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          (g) As of the Closing Date, the Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

          (h) Subsequent to the Execution Time but at or prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (i) At or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of U.S. counsel for the Initial Purchasers, at One Liberty Plaza, New York, NY 10006 on the Closing Date.

          7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading "Plan of Distribution", (A) the first and third sentences of the third paragraph related to the terms of the offering by the Initial Purchasers, (B) the fifth sentence of the ninth paragraph related to market making by the Initial Purchasers, and (C) the 10th paragraph related to over-allotment, stabilization, and syndicate covering transactions in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

          (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission, the CNBV, the New York Stock Exchange or the Mexican Stock Exchange or trading in securities generally on the New York Stock Exchange or the Mexican Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive

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delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.:
(212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to + 52 (818) 335-8319 and confirmed to it at Av. Ricardo Margain 400, Col. Valle del Campestre, 66265 San Pedro Garza Garcia, N.L. Mexico, attention of the Legal Department.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successor, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          14. Jurisdiction. The Company and each of the Initial Purchasers agrees that any suit, action or proceeding against any party hereto brought by any other party hereto, the directors, officers, employees and agents of any such other party hereto, or by any person who controls any such other party hereto, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Mexico. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          16. Currency. Each reference in this Agreement to U.S. dollars (the "relevant currency"), including by use of the symbol "$", is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

          17. Taxes. All payments due under this letter are to be made in U.S. dollars, free and clear of, and without deduction for, any set-off, claim or applicable taxes (with appropriate gross-up for any such taxes deducted or withheld). The Company will pay such additional amount as will result in the Representatives receiving and retaining (after any such deduction or withholding) an amount equal to the payment that would have been due if no such deduction or withholding had been required or made. For this purpose, "taxes" means all forms of taxation, duties (including stamp duty), levies, imposts, charges and withholdings (including any related or incidental penalty, fine, interest or surcharge), whenever created or imposed, and whether required by the law of Mexico or required by the regulations of Mexico, other than taxes imposed on a Representative by reason of any present or former connection between the Representatives and Mexico, or any political subdivision thereof or therein (other than as a result of entering into this Agreement and receiving payments hereunder). Each Representative agrees to cooperate with the Company and provide the Company with any documentation reasonably requested by the Company in order to reduce or eliminate the amount of taxes required to be paid on any amounts due under this Agreement.

          18. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

          19. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          20. Entire Agreement. This Agreement constitutes the entire agreement and supercedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "Citigroup" shall mean Citigroup Global Markets Inc.

          "CNBV" shall mean the Mexican National Securities and Banking Commission.

          "Credit Suisse First Boston" shall mean Credit Suisse First Boston,
LLC.

          "Commission" shall mean the Securities and Exchange Commission.

          "Deloitte & Touche" shall mean Galaz, Gomez-Morfin, Chavero, Yamazaki, S.C., a member firm of Deloitte & Touche International.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Investment Company Act" shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "NASD" shall mean the National Association of Securities Dealers,
Inc.

          "PORTAL" shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

          "Regulation D" shall mean Regulation D under the Act.

          "Regulation S" shall mean Regulation S under the Act.

          "Trust Indenture Act" shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                           Very truly yours,

                                           Vitro, S.A. de C.V.


                                           By: /s/ Alvaro Rodriguez
                                              ---------------------------
                                                Name:  Alvaro Rodriguez
                                                Title: Chief Financial Officer



                                           Vitro, S.A. de C.V.


                                           By: /s/ Jose Domene
                                              ---------------------------
                                                Name:  Jose Domene
                                                Title: Chief Operating Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
Credit Suisse First Boston, LLC

By:  Citigroup Global Markets Inc.


By: /s/ John Hartzell
   --------------------------
     Name:  John Hartzell
     Title: Managing Director



By:  Credit Suisse First Boston, LLC


By:  /s/ Bryce Lee
   --------------------------
     Name:  Bryce Lee
     Title: Managing Director

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                                            SCHEDULE I

                                                            Principal Amount of
                                                                 Securities
          Initial Purchasers                                  to be Purchased
          ------------------
Citigroup Global Markets Inc.......................         U.S.$146,250,000
Credit Suisse First Boston, LLC....................         U.S.$78,750,000



         Total.....................................         U.S.$225,000,000

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                                    ANNEX A
                                    -------

                           Significant Subsidiaries


1. Vitro Envases Norteamerica, S.A. de C.V. 2. Compania Vidriera, S.A. de C.V.
3. Vitro Plan, S.A. de C.V.
4. Vitro Flex, S.A. de C.V.
5. Servicios y Operaciones Financieras Vitro, S.A. de C.V. (SOFIVSA)
6. Vitrocrisa Comercial, S. de R.L. de C.V.
7. Vitrocrisa Holding, S. de R.L. de C.V.
8. Vitrocrisa, S. de R.L. de C.V.